Exhibit 99.1

  Friday, September 2, 2011

Merger information: New FAQs added to Merger website
Medco recently launched the Medco Merger Questions mailbox and the Merger Communications website to provide an outlet for your inquires about the company’s proposed merger with Express Scripts and to keep you informed about what’s changing, how and when changes will occur and what it means to you.
Many thanks to those of you who’ve taken the time to submit your questions and explore the website. As announced, we’re combining recurring questions into categories, the most important of which we’re posting to the Frequently Asked Questions (FAQ) section on a regular basis.
Click here to access the website and view the latest round of FAQs compiled from the Medco Merger Questions mailbox — and please continue to submit new questions/concerns as they arise. The mailbox will be monitored regularly and remain open throughout the merger period.

Careful Communications — A Reminder
As a reminder, employees are asked to bear in mind that the company is in a period of very tight regulatory control and we must adhere to strict procedures to ensure that when communicating merger-related information to colleagues, clients and members we do not inadvertently breach securities laws and regulations.
Therefore:
•	Please refrain from creating your own merger-related messages or Frequently Asked Questions documents for use by any internal or external groups. In addition to the formal internal and external announcements issued on Thursday, July 21, account teams and other groups have received approved materials. Further information will be available on the internal site detailed above. Creating new documents or rewriting materials — including making even seemingly minor changes — could lead to a violation.

•	Please refer any media inquiries about the proposed merger to a member of our Public Affairs staff. Click on the following links to access those names and to re-familiarize yourself with Medco’s policies on media relations and social media (Media relations policy — Social media policy).
Your assistance is appreciated.

Cautionary Statement Regarding Forward-Looking Statements
This document contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, as they relate to Medco Health Solutions, Inc. or Express Scripts, Inc., the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Medco and Express Scripts undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the possibility that (1) Medco and Express Scripts may be unable to obtain stockholder or regulatory approvals required for the merger or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed merger may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Medco and Express Scripts; (4) the proposed merger may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed merger; and (6) the industry may be subject to future risks that are described in SEC reports filed by Medco and Express Scripts.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Medco and Express Scripts described in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.
Additional Information and Where to Find It
In connection with the proposed merger, Express Scripts, Inc. will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Medco and Express Scripts, and a prospectus of Express Scripts, as well as other relevant documents concerning the proposed merger. Stockholders are urged to read the registration statement and the proxy statement/prospectus contained therein regarding the merger when they become available and any other relevant documents as well as any amendments or supplements to those documents, because they will contain important information.
You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Medco and Express Scripts, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, in the Investor Relations portion of the Medco website at http://www.medcohealth.com under the heading “Investors” and then under “SEC Filings.” Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Investor Relations, 100 Parsons Pond Drive, Franklin Lakes, NJ, 07417, 201-269-3400.
Participants in Solicitation
Medco and Express Scripts and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Medco in connection with the proposed merger. Information about the directors and executive officers of Medco and their ownership of Medco common stock is set forth in the proxy statement for the Medco 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 8, 2011. Information about the directors and executive officers of Express Scripts and their ownership of Express Scripts common stock is set forth in the proxy statement for the Express Scripts’ 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 21, 2011. Additional information regarding the interests of those persons and other persons who may be deemed participants in the merger may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

Medco-Express Scripts Merger Agreement – Employee FAQ Week of August 29, 2011 PART 1 — COMPANIES AND TRANSACTION QUESTION ANSWER DATE POSTED If the merger – for whatever reason – does not go through, what would the business strategy be moving forward and how do you see that affecting (a) the business and (b) employees? Until the merger is approved, Medco continues to operate as an independent company in vigorous competition with all other PBMs, including Express Scripts. In the unanticipated event that, for whatever reason, the merger is not concluded, we will continue to conduct our business as we do now — adjusting to meet the requirements of our clients and members as we follow our strategy to innovate and deliver greater value in the marketplace. That said, we anticipate the merger transaction will close, as expected, in the first half of 2012. 9/2/2011 How will the PBM landscape be changed by the merger? The PBM space is and will remain intensely competitive with more than 40 PBMs that are significant competitors offering a wide range of options for customers. In addition, the combined company will be well-positioned to deliver significant benefits to lower the cost of high-quality care for payors, and improve health and safety for patients. 9/2/2011 How will this merger affect independent community pharmacies? Independent pharmacies represent a critical component on the continuum of care. Medco has been strengthening its collaboration with independent pharmacies through programs that enable these retailers to access our advanced pharmacy tools, which are designed to identify and close gaps in care. This also represents an incremental margin opportunity for these pharmacies. We have been expanding these activities and would hope for continued expansion as part of the new enterprise. In addition, according to their trade association’s own data, independent pharmacies are strong and continue to grow in both in sales and in overall number. Between 2009 and 2010, the number of independent community pharmacies grew by almost 400, to just over 23,000, representing a $93 billion industry. Additionally, the average independent pharmacy increased sales by 3.7% in 2009, from $3.88 million to $4.03 million. 9/2/2011

PART 2 - BENEFITS

QUESTION	ANSWER	DATE POSTED
4. If one is considering retirement, are there any retirement benefits different from Medco's current offerings that would be available to me as an employee of the new company after the close of the merger? For example, for those who are age 60 and over, is there any plan to offer a bridge of healthcare benefits until Medicare eligibility?	Information regarding Express Scripts benefits and their integration plans for our company will be provided closer to the merger closing. Medco's benefits that are intended to enhance financial security for retirement are no longer age-dependent. For instance 401(k) vesting is immediate and the balance is portable. Additionally, after three years of service employees became fully vested in Medco's cash balance plan; that plan was frozen as of March 2011 for Medco and Accredo employees (employees of Liberty and United BioSource did not participate in this plan). Retiree healthcare benefits, which had been age and service dependent, were modified in 2004 and eliminated altogether for those who retired after July 1, 2011. There is no bridge available through Medco for those who are not yet Medicare eligible; however, beginning in 2014, under Health Care Reform, State Healthcare Exchanges plan to make coverage available for individual purchase.	**9/2/2011**

PART 3– EMPLOYMENT

QUESTION	ANSWER	DATE POSTED
5. How can we best adapt to change during this period and position ourselves for success in the new enterprise?	Medco provides support tools and services that are designed to help our people adapt to change. These range from "Change Management for Employees," an online educational module available to employees through the LMS system, to our Employee Assistance Program (EAP), a confidential service available to employees and their household members to assist with both work-related and personal issues. Also, consider the following tips for successfully navigating change in times of uncertainty: • **Recognize what can/can't be controlled.** It's impossible for you to undo business decisions that have already been made. Use your circle of influence constructively to enhance job skills, expand your professional network and maintain a high performance level. • **Reframe change.** Make a conscious choice to remain proactive and positive, which enables you to be receptive to the inevitable opportunities that change imparts. • **Learn from role models.** Role models adapt to any circumstance. They are focused and resilient during times of uncertainty and poised to address whatever challenges arise.	**9/2/2011**

Cautionary Statement Regarding Forward-Looking Statements This document contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, as they relate to Medco Health Solutions, Inc. or Express Scripts, Inc., the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Medco and Express Scripts undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the possibility that (1) Medco and Express Scripts may be unable to obtain stockholder or regulatory approvals required for the merger or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed merger may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Medco and Express Scripts; (4) the proposed merger may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed merger; and (6) the industry may be subject to future risks that are described in SEC reports filed by Medco and Express Scripts. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Medco and Express Scripts described in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission. Additional Information and Where to Find It In connection with the proposed merger, Express Scripts, Inc. will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Medco and Express Scripts, and a prospectus of Express Scripts, as well as other relevant documents concerning the proposed merger. Stockholders are urged to read the registration statement and the proxy statement/prospectus contained therein regarding the merger when they become available and any other relevant documents as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Medco and Express Scripts, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, in the Investor Relations portion of the Medco website at http://www.medcohealth.com under the heading “Investors” and then under “SEC Filings.” Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Investor Relations, 100 Parsons Pond Drive, Franklin Lakes, NJ, 07417, 201-269-3400. Participants in Solicitation Medco and Express Scripts and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Medco in connection with the proposed merger. Information about the directors and executive officers of Medco and their ownership of Medco common stock is set forth in the proxy statement for the Medco 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 8, 2011. Information about the directors and executive officers of Express Scripts and their ownership of Express Scripts common stock is set forth in the proxy statement for the Express Scripts’ 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 21, 2011. Additional information regarding the interests of those persons and other persons who may be deemed participants in the merger may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.